Atlantic Gulf Communities Corporation Exhibit to the June 30, 1998 Form 10-Q Exhibit (a)(2) Interim Intercompany Loan and Intercreditor Agreement, dated as of June 30, 1998
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              INTERIM INTERCOMPANY LOAN AND INTERCREDITOR AGREEMENT


                  This INTERIM INTERCOMPANY LOAN AND INTERCREDITOR AGREEMENT ("AGREEMENT") is made as of the 30th day of June, 1998, by and among: ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation ("COMPANY"), with its principal office located at, and having a mailing address of, 2601 South Bayshore Drive, 9th Floor, Miami, Florida 33133-5461; AGC-SP, INC., a Delaware corporation ("SP SUB"), with its principal office located at, and having a mailing address of, 2601 South Bayshore Drive, 9th Floor, Miami, Florida 33133-5461; AP-AGC, LLC, a Delaware limited liability company ("OBLIGEE"), having a mailing address of 1301 Avenue of the Americas, 38th Floor, New York, New York 10019; THE BANK OF NEW YORK, a New York banking corporation, as collateral agent ("COLLATERAL AGENT") for Obligee and Foothill Capital Corporation, a California corporation ("FOOTHILL"), having a mailing address of c/o The Bank of New York Trust Company of Florida, N.A., Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, Florida 32256; Foothill, as collateral agent ("LOAN AGENT") for the banks ("LOAN BANKS"), who are parties to that certain Second Amended and Restated Loan Agreement dated as of September 30, 1996, executed by and among the Company, Loan Agent and the Loan Banks ("LOAN AGREEMENT"), having a mailing address of 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333; and Foothill, as collateral agent ("NOTE AGENT") for the banks ("NOTE BANKS"), who are parties to that certain Second Amended and Restated Secured Floating Rate Note Agreement dated as of September 30, 1996, executed by and among the Company, Note Agent and the Note Banks ("NOTE AGREEMENT").


                                    RECITALS:


         A. Pursuant to the terms of that certain Investment Agreement dated as of February 7, 1997, amended as of March 20, 1997, and amended and restated as of May 15, 1997 (together with any and all modifications, amendments, replacements, renewals and extensions thereof, the "INVESTMENT AGREEMENT") among Obligee, the Company and certain subsidiaries of the Company ("AG SUBS"), Obligee purchased $25,000,000.00 in the aggregate of preferred stock issued by the Company ("INVESTMENT").

         B. The Company, SP Sub, the AG Subs, the subsidiaries of SP Sub (collectively, "SP SUB'S SUBSIDIARIES"), Collateral Agent and Note Agent are parties to that certain Secured Agreement dated February 7, 1997, and amended and restated as of May 15, 1997 (as the same may be amended, supplemented and otherwise modified from time to time, the "SECURED AGREEMENT") pursuant to which Secured Agreement certain obligations of the Company, SP and SP Sub's Subsidiaries including, without limitation, the obligation to repurchase the preferred shares given to Obligee in connection with the Investment, are secured by (1) a first priority lien upon all of the assets of SP Sub and SP Sub's Subsidiaries as well as a pledge by the Company of all of the stock of SP Sub and a pledge by SP Sub of all of the stock of SP Sub's Subsidiaries and (2) a lien upon all other assets of the Company and all assets of the AG Subs subordinate only to liens securing obligations of the

Company under the Loan Agreement and the Note Agreement.

         C. Pursuant to the terms of the Loan Agreement and the Note Agreement, the Company is indebted to the Loan Banks and Note Banks, respectively, and certain of the obligations of the Company to the Loan Banks and Note Banks mature on June 30, 1998 ("1998 NOTES").

         D. Pursuant to the terms of the Investment Agreement, the Investment is to be used for the purpose of enabling the Company to invest through SP Sub and SP Sub's Subsidiaries in certain approved real estate development projects.

         E. SP Sub has set aside $11,500,000.00 of the Investment ("UNUSED INVESTMENT"), for future acquisition of certain real estate projects in which Obligee would be granted first priority liens and security interests ("PENDING PROJECTS"), subject only to the rights of development lenders for the Pending Projects, which Unused Investment is one of the assets in which Obligee has a first priority security interest.

         F. The Company has requested that the Obligee permit it to use the Unused Investment in order to pay, in part, the 1998 Notes rather than to fund the Pending Projects, and the Obligee has agreed to permit the Company to borrow the Unused Investment from SP Sub in order to pay, in part, the 1998 Notes upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in order to induce Obligee to permit the Company to use a portion of the Investment to pay a portion of the 1998 Notes, the Company, SP Sub, Obligee, Collateral Agent, Note Agent and Loan Agent hereby agree as follows:


                                    AGREEMENT


         1. INCORPORATION OF RECITALS. The aforesaid Recitals are true and correct and are incorporated herein.

         2. CONSENT AND TERMS OF AGREEMENT TO CONSENT. Obligee hereby consents to the Company's use of the Unused Investment for the purpose of paying a portion of the indebtedness evidenced by the 1998 Notes, on the following terms and conditions:

            a. the Company shall execute a Term Note payable to the order of SP Sub, substantially in the form attached hereto as EXHIBIT A, which shall be duly endorsed to the order of the Collateral Agent ("TERM NOTE");

            b. the AG Subs shall execute a Subsidiary Guaranty, substantially in the form attached hereto as EXHIBIT B ("SUBSIDIARY GUARANTY");

            c. the Company shall execute a Subordinate Stock Pledge Agreement, substantially in the form attached hereto as EXHIBIT C ("STOCK PLEDGE");

            d. the Company and AG Subs shall execute a Subordinate Personal Property Security Agreement, substantially in the form attached hereto as EXHIBIT D ("SECURITY AGREEMENT") and related UCC-1 financing statements;

            e. as substitute collateral for the Unused Investment, SP Sub shall execute an Assignment of Note and Other Loan Documents in favor of The Bank of New York as collateral agent for Obligee, substantially in the form attached hereto as EXHIBIT E ("ASSIGNMENT OF NOTE");

            f. notwithstanding   anything  to  the  contrary  contained  in  the
Investment   Agreement,   the  Secured  Instrument  Documents  or  that  certain
Intercreditor Agreement dated as of June 23, 1997, executed by and between Obligee, Collateral Agent and Foothill ("INTERCREDITOR AGREEMENT"), a default under this Agreement, the Term Note, Subsidiary Guaranty, the Stock Pledge, the Security Agreement or the Assignment of Note (collectively, "INTERCOMPANY LOAN DOCUMENTS") shall be a default under the Secured Instrument Documents; and

            g. SP Sub agrees to be bound by the same terms and shall be a third-party beneficiary of the same rights under the Intercreditor Agreement with respect to Intercompany Loan Documents as Obligee is with respect to the Security Instrument Documents.

         3. Obligee and Foothill hereby direct the Collateral Agent to execute this Agreement as collateral agent for Obligee and Foothill.

         4. This  Agreement   shall  be  binding  upon  all  parties  and  their
respective successors and assigns.

         5. The validity and enforceability of this Agreement shall be construed and interpreted according to the laws of the State of New York.

         6. This Agreement, and any amendments, waivers, consents or supplements, may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been duly signed, sealed and delivered by the undersigned as of the day and year specified at the beginning hereof.


                             ATLANTIC GULF COMMUNITIES
                             CORPORATION, a Delaware corporation


                             By:
                                --------------------------------
                                  John H. Fischer
                                  Vice President

                             AGC-SP, INC., a Delaware corporation


                             By:
                                --------------------------------
                                  John H. Fischer
                                  Vice President




                             AP-AGC, LLC., a Delaware limited liability corporation

                             By:      Kronus Property, Inc., its Manager


                                      By:
                                         --------------------------------
                                           Ricardo Koenigsberger
                                           Vice President


                             THE BANK OF NEW YORK, a New York banking corporation, as Collateral Agent

                             By: The Bank of New York Trust Company of Florida, N.A., its agent


                                      By:
                                         --------------------------------
                                           Janalee R. Scott
                                           Assistant Vice President




                             FOOTHILL CAPITAL CORPORATION, a
                             California corporation, as Foothill, Loan Agent and Note Agent


                             By:
                                --------------------------------
                                  Benjamin Silver
                                  Vice President